Exhibit 99.6

Standard Parking Corporation and Central Parking Corporation Merger of America’s Premier Service Providers

Strategic	Operational	Financial

•   Transformational transaction that aligns with Standard Parking’s disciplined merger and acquisition strategy.

•   Expands location base to more than 4,400 parking facilities containing approximately 2.2 million parking spaces.

•   Expands the client base and location footprint and enables increased cross-selling of Standard Parking and Central Parking’s next generation of products and services.

•   Enables acceleration of new technology development at a faster pace than either company would achieve on its own.

•   Improving parking experiences, delivering higher satisfaction for customers and driving improved value for clients.

•   Focus on creating a more efficient G&A profile by consolidating back office and field organization.

•   Blends the best products and services of both companies to enhance the customer’s parking experience, enhance our brand appeal and increase value for clients and stockholders.

•   Increases cross-selling of Standard Parking and Central Parking’s diverse portfolio and creates opportunity to cross-sell SP Plus® branded services and products across Central Parking’s location base.

•   Eliminates duplicate infrastructure and personnel costs through a reduction of headcount of less than 2% of combined work force of over 25,000 people.

•   Continues substantial investments in parking-related technology that should accelerate development of revolutionary products and services that improve customers’ parking experience.

•   Enables customers and clients of the combined company to benefit from the suite of automated and web-based, state-of-the-art products and services.

•   Expected to close in third quarter of 2012 and be accretive to the combined company’s earnings in two to three years.

•   Expected to generate annual run-rate cost synergies in excess of $20 million by the end of the second year after closing.

•   Expected debt leverage of 2.5x within three years.

•   Favorable terms on $450 million senior credit facility through BofA Merrill Lynch, Wells Fargo, J.P. Morgan Chase, US Bank, First Hawaiian Bank and GE Antares Capital.

•   Estimated total merger and integration costs of approximately $39 million; approximately $4 million of which has been incurred to date.

•   Maintain a sound capital structure via combined company’s strong cash flow, solid balance sheet and attractive cost of capital.

Terms of Agreement

•   At closing, Standard Parking will issue additional shares of common stock such that Central Parking’s stockholders will hold 6.16 million shares, or 28%, of the combined company on a diluted basis (subject to reduction if the value per share of Standard Parking’s common stock, determined prior to the closing in accordance with the merger agreement, exceeds $24.30).

•   Based on the most recent 20 trading day average price of Standard Parking stock, the stock component is valued at $111 million, for a total consideration of $350 million.

•   Central Parking’s stockholders will also be entitled to receive a total of $27 million of cash consideration (subject to adjustment as provided in the merger agreement) to be paid in three years to the extent it is not used to satisfy indemnity obligations that may arise under the agreement.

•   Standard Parking will assume approximately $210 million of Central Parking’s debt net of cash acquired at closing, which will be refinanced at closing using the proceeds of the combined company’s new $450 million senior credit facility.

•   Standard Parking’s Board of Directors will expand from five to eight members, with the three new Board members being representatives of Central Parking’s stockholders.

•   The merger is subject to Standard Parking’s stockholder approval, antitrust and other regulatory review, consummation of the financing and other customary closing conditions. The Boards of Directors of both companies and Central Parking’s stockholders have approved the transaction.

Combined Company Structure

•   Standard Parking and Central Parking’s leadership has the track record and talent to achieve a smooth integration of the two companies after closing while preserving business continuity. The combined company will take the best of both organizations so that the best qualified individuals will integrate and lead the company.

•   James A. Wilhelm and G. Marc Baumann, Standard’s current CEO and CFO, respectively, will continue in the same capacities at the combined company. James A. Marcum, Central Parking’s current CEO, will become the combined company’s COO. Thomas L. Hagerman, Standard Parking’s current COO, will assume chief responsibility for the combined company’s business development efforts throughout North America.

•   After closing, the combined company will continue to operate using the existing Standard Parking and Central Parking brands while a thorough evaluation of the long-term brand strategy is conducted.

•   Post-closing, Standard Parking and Central Parking will engage in careful, considered planning in their effort to ensure a seamless integration.

About Standard Parking Corporation	About Central Parking Corporation

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. With approximately 12,000 employees, Standard Parking manages approximately 2,200 facilities, containing over one million parking spaces in hundreds of cities across North America, including parking-related and shuttle bus operations serving more than 60 airports. More information can be found at www.standardparking.com.	Central Parking is a leader in parking management serving large and small property owners, infrastructure funds and governmental clients to maximize service, revenue and value creation. With operations in 39 States and Puerto Rico, Central Parking’s locations include: mixed-use developments, office buildings, hotels, stadiums and arenas, airports, hospitals, universities, municipalities, and toll roads. In addition, through its USA Parking subsidiary, Central Parking is one of the premier valet operators in the nation with more four and five diamond luxury properties including hotels and resorts than any other valet competitor. Central Parking’s over one million parking spaces operate under the brands Central Parking System, CPS Parking, New South Parking and USA Parking. Central Parking is owned by affiliates of Kohlberg Investors V, L.P., Lubert-Adler Partners, L.P. and Versa Capital Management LLC.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expected cost synergies and other anticipated benefits of the proposed merger of Standard Parking Corporation (“Standard”) and the parent of Central Parking Corporation (“Central”), the expected future operating results of the combined company, the expected timing of completion of the merger and the other expectations, beliefs, plans, intentions and strategies of Standard. Standard has tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and “will” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management’s control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the risk that the proposed business combination transaction is not completed on a timely basis or at all; the ability to integrate Central into the business of Standard successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that Standard anticipates as a result of the transaction are not fully realized or take longer to realize than expected; the risk that Standard or Central may be unable to obtain antitrust or other regulatory clearance required for the transaction, or that required antitrust or other regulatory clearance may delay the transaction or result in the imposition of conditions that could adversely affect the operations of the combined company or cause the parties to abandon the transaction; intense competition; the loss, or renewal on less favorable terms, of management contracts and leases; and changes in general economic and business conditions or demographic trends.

For a detailed discussion of factors that could affect Standard’s future operating results, please see Standard’s filings with the Securities and Exchange Commission (the “SEC”), including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, Standard undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances, future events or for any other reason.

Additional Information

The shares of Standard’s common stock to be issued as consideration under the merger agreement will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and, unless so registered, such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This document does not constitute an offer to buy or sell securities, or a solicitation of any vote or approval, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Standard intends to file with the SEC a proxy statement and other relevant materials in connection with the proposed business combination transaction referenced in this document. Before making any voting decision with respect to the proposed transaction, Standard stockholders are urged to read the proxy statement when it becomes available, and as it may be amended from time to time, because it will contain important information regarding the proposed transaction. Standard’s stockholders may obtain a free copy of the proxy statement and other relevant materials, when available, and other documents filed by Standard with the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the proxy statement, when available, will be provided free of charge by Standard to all of its stockholders. Additional requests for proxy statements and other relevant materials should be directed to Standard Parking, Investor Relations, 900 N. Michigan Ave., Chicago, IL 60611 or by email at investor_relations@standardparking.com.

Standard and Central and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Standard’s stockholders with respect to the proposed transaction. Any interests of the executive officers and directors of Standard and Central in the proposed transaction will be described in the proxy statement, when it becomes available. For additional information about Standard’s executive officers and directors, see Standard’s proxy statement filed with the SEC on March 28, 2011.